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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Cherokee Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-168273, 333-135773, 333-107470, 333-14533, 333-57503 and 333-49865 on Form S-8 of our report dated April 12, 2012, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Cherokee Inc. as of January 28, 2012 and each of the two years in the period ended January 28, 2012.

/s/ Moss Adams, LLP

Los Angeles, California
April 30, 2013

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM